UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2019

StoneCastle Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189307	90-0934878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, 35th floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 354-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BANX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 9, 2019, StoneCastle Financial Corp. (the “Company”) announced that ArrowMark Partners has entered into a definitive agreement to acquire the platform and assets of StoneCastle Asset Management LLC, the external investment adviser to the Company, through its subsidiary, StoneCastle-ArrowMark Asset Management LLC, and that the Company’s Board of Directors has approved the appointment of StoneCastle-ArrowMark as the new investment adviser to the Company, contingent upon receipt of stockholder approval and the closing of the acquisition. The full text of the press release making this announcement is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. In addition, the Company and ArrowMark Partners have prepared an investor presentation, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated December 9, 2019

99.2	Investor Presentation, dated December 9, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONECASTLE FINANCIAL CORP.

Date: December 9, 2019

By: /s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, Dated December 9, 2019

99.2	Investor Presentation, dated December 9, 2019